Exhibit 99.1
June 3, 2021
Re: Tender offer by a third party for KBS Real Estate Investment Trust II, Inc. shares
Dear KBS REIT II Stockholder:
You may soon receive, or have already received, correspondence from Comrit Investments 1, Limited Partnership (the “Bidder”) regarding a tender offer to purchase your shares of KBS Real Estate Investment Trust II, Inc. (the “Company” or “we”). The Bidder has informed us that its offer price will be $1.21 per share. We believe that the remaining estimated net proceeds per share from the Company’s liquidation to be received by the Company’s stockholders is substantially higher than the Bidder’s offer price per share and recommend against selling your shares at the Bidder’s offer price. Further, we believe the Bidder’s offer price represents an opportunistic attempt by the Bidder to make a profit off your shares at a time of significant economic uncertainty by purchasing them at a deeply discounted price.
We believe that the Bidder’s offer is meant to take advantage of the illiquidity of our shares by buying your shares at a price significantly below their fair value in order to make a significant profit. Thus, if you tender your shares, the Bidder will deprive you of the potential opportunity to realize the full value of the shares.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:
•On March 5, 2020, our stockholders approved the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Liquidation”). As further explained in our definitive proxy statement on Schedule 14A, filed with the SEC on December 9, 2019 (the “Proxy Statement”), the principal purpose of the Plan of Liquidation is to provide liquidity to our stockholders by selling our assets, paying our debts and distributing the net proceeds from liquidation to our stockholders.1
•Pursuant to the Plan of Liquidation, since March 5, 2020, our board of directors has authorized three liquidating distributions:
◦An initial liquidating distribution in the amount of $0.75 per share of common stock to our stockholders of record as of the close of business on March 5, 2020, which we paid on March 10, 2020.
◦A second liquidating distribution in the amount of $0.25 per share of common stock to our stockholders of record as of the close of business on August 3, 2020, which we paid on August 7, 2020.
◦A third liquidating distribution in the amount of $0.40 per share of common stock to our stockholders of record as of the close of business on December 24, 2020, which we paid on December 30, 2020.
On March 11, 2021, our board of directors approved an updated estimated value per share of our common stock of $2.07 based on our net assets in liquidation, divided by the number of shares outstanding, all as of December 31, 2020. Net assets in liquidation represents the remaining estimated liquidation value available to stockholders upon liquidation. The estimated value per share was based on the estimated range of remaining liquidating distributions per share of $1.91 to $2.24, with an approximate mid-range value of $2.07 per share, each as determined and recommended by our advisor, KBS Capital Advisors LLC (the “Advisor”). The approximate mid-range value was based on the estimated liquidation value for each of our real estate

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1 For detailed description of the Plan of Liquidation, see the Company’s Proxy Statement.

800 Newport Center Drive, Suite 700, Newport Beach, CA 92660 | Tel 949.417.6500

properties owned as of December 31, 2020 and the Advisor’s estimated liquidation value for our other assets and our liabilities as of December 31, 2020, in each case as determined by the Advisor. The Company did not obtain updated appraisals in connection with the determination of the estimated value per share. For a full description of the methodologies, limitations and assumptions used to value our assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 12, 2021.
•There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders. We expect to continue to pay liquidating distribution payments to our stockholders through the completion of our liquidation process, and we expect to substantially complete these activities within 24 months from March 5, 2020, the day our stockholders approved the Plan of Liquidation. However, liquidating distributions may be paid later than we predict. The liquidation value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets, in response to the real estate and finance markets, based on the actual liquidation timing and the amount of net proceeds we receive from the disposition of our remaining assets and due to other factors. In particular, the outbreak of COVID-19, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. Many of our tenants have suffered reductions in revenue, and as of March 31, 2021, we had granted rent relief to eight tenants as a result of the pandemic. Depending upon the duration of the pandemic, the various measures imposed to help control the spread of the virus and the corresponding economic slowdown, these tenants or additional tenants may seek rent deferrals or abatements in future periods or become unable to pay their rent. Rent collections for the quarter ended March 31, 2021 were approximately 99%. If tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues and we would not likely be able to sell our remaining real estate properties at the times and at the prices we expect. While we considered the impact of COVID-19 in our December 31, 2020 estimated value per share, the extent to which our business may be affected by COVID-19 depends on future developments with respect to the continued spread and treatment of the virus, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, which we cannot accurately predict. Any long-term impact of this situation, even after an economic rebound, remains unclear. These risks are not priced into our December 31, 2020 estimated value per share or the estimated range of remaining liquidating distributions per share as of December 31, 2020. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, our implementation of the Plan of Liquidation may be materially and adversely impacted and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders.
•In connection with the approval of the Plan of Liquidation by our board of directors, our board of directors determined to cease paying regular monthly distributions. Since that determination, the Company has and expects to continue to satisfy the REIT distribution requirements through the payment of liquidating distributions. Every payment of distributions will be subject to the availability of cash and the discretion of the board of directors.
Please be aware that the Bidder is in no way affiliated with the Company, our Advisor or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of our stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the list of our stockholders confidential.

During our liquidation, we expect that firms that conduct mini-tender offers will increase their activity and that these bidders will conduct several mini-tenders during the next several months at pricing substantially below the value of your shares. The Company will respond and state its position with respect to each of these mini-tender offers. In order to avoid the costs of mailings, we will post our response to this mini-tender offer, any updates or changes to our response to this mini-tender offer and our responses to future mini-tender offers at www.kbs-cmg.com, under the KBS Real Estate Investment Trust II, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K. If you have any questions related to this or future mini-tender offers, consult with your financial professional or contact KBS Capital Markets Group LLC at (866) 527-4264.
We urge you to exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
Thank you for your investment in the Company.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer,
President and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions . Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders, including, among other things, the ultimate sale price of each asset and the actual liquidation timing, changes in market demand for office properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising hereafter. No assurance can be given as to the amount or timing of liquidating distributions the Company will ultimately pay to its stockholders. If the Company underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to the Company’s stockholders could be less than estimated.
The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s implementation of the Plan of Liquidation, depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, the Company’s implementation of the Plan of Liquidation may be materially and adversely impacted and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders.
Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share and estimated range of remaining liquidating distributions as of December 31, 2020. On March 11, 2021, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $2.07 based on the Company’s net assets in liquidation, divided by the number of shares outstanding, all as of December 31, 2020. For a full description of the methodologies, limitations and assumptions used to value our assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 12, 2021. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Moreover, the Company did not obtain appraisals in connection with the determination of the estimated value per share. Even small changes to these assumptions could result in significant differences in the estimated value per share and the estimated range of remaining liquidating distributions.
The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties during the liquidation process; the Company’s ability to sell its real estate properties at the times and at the prices it expects; the Company’s ability to successfully negotiate modifications, extensions or any needed refinancings of its debt obligations; the Company’s ability to successfully implement the Plan of Liquidation and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 12, 2021, and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, as filed with the SEC on May 14, 2021. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
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